Exhibit 99.1

Master Repurchase Agreement

September 1996 Version

Dated as of:	March 17, 2008

Between:	Agilent Technologies World Trade, Inc.

and:	STEERS Repo Pass-Thru Trust, 2008-1

1.     Applicability

From time to time the parties hereto may enter into transactions in which one party (“Seller”) agrees to transfer to the other (“Buyer”) securities or other assets (“Securities”) against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in Annex I hereto and in any other annexes identified herein or therein as applicable hereunder.

2.     Definitions

(a)   “Act of Insolvency”, with respect to any party, (i) the commencement by such party as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, moratorium, dissolution, delinquency or similar law, or such party seeking the appointment or election of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property, or the convening of any meeting of creditors for purposes of commencing any such case or proceeding or seeking such an appointment or election, (ii) the commencement of any such case or proceeding against such party, or another seeking such an appointment or election, or the filing against a party of an application for a protective decree under the provisions of the Securities Investor Protection Act of 1970, which (A) is consented to or not timely contested by such party, (B) results in the entry of an order for relief, such an appointment or election, the issuance of such a protective decree or the entry of an order having a similar effect, or (C) is not dismissed within 15 days, (iii) the making by such party of a general assignment for the benefit of creditors, or (iv) the admission in writing by such party of such party’s inability to pay such party’s debts as they become due;

(b)   “Additional Purchased Securities”, Securities provided by Seller to Buyer pursuant to Paragraph 4(a) hereof;

(c)   “Buyer’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Buyer’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(d)   “Buyer’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Seller’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction;

(e)   “Confirmation”, the meaning specified in Paragraph 3(b) hereof;

(f)    “Income”, with respect to any Security at any time, any principal thereof and all interest, dividends or other distributions thereon;

(g)   “Margin Deficit”, the meaning specified in Paragraph 4(a) hereof;

(h)   “Margin Excess”, the meaning specified in Paragraph 4(b) hereof;

(i)    “Margin Notice Deadline”, the time agreed to by the parties in the relevant Confirmation, Annex I hereto or otherwise as the deadline for giving notice requiring same-day satisfaction of margin maintenance obligations as provided in Paragraph 4 hereof (or, in the absence of any such agreement, the deadline for such purposes established in accordance with market practice);

(j)    “Market Value”, with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source agreed to by the parties or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date (unless contrary to market practice for such Securities);

(k)   “Price Differential”, with respect to any Transaction as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

(l)    “Pricing Rate”, the per annum percentage rate for determination of the Price Differential;

(m)  “Prime Rate”, the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates);

(n)   “Purchase Date”, the date on which Purchased Securities are to be transferred by Seller to Buyer;

(o)   “Purchase Price”, (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, except where Buyer and Seller agree otherwise, such price increased by the amount of any cash transferred by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash transferred by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller’s obligations under clause (ii) of Paragraph 5 hereof;

(p)   “Purchased Securities”, the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term “Purchased Securities” with respect to any Transaction at any time also shall include Additional Purchased Securities delivered pursuant to Paragraph 4(a) hereof and shall exclude Securities returned pursuant to Paragraph 4(b) hereof;

(q)   “Repurchase Date”, the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 hereof;

(r)    “Repurchase Price”, the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination;

(s)   “Seller’s Margin Amount”, with respect to any Transaction as of any date, the amount obtained by application of the Seller’s Margin Percentage to the Repurchase Price for such Transaction as of such date;

(t)    “Seller’s Margin Percentage”, with respect to any Transaction as of any date, a percentage (which may be equal to the Buyer’s Margin Percentage) agreed to by Buyer and Seller or, in the absence of any such agreement, the percentage obtained by dividing the Market Value of the Purchased Securities on the Purchase Date by the Purchase Price on the Purchase Date for such Transaction.

3.     Initiation; Confirmation; Termination

(a)   An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller. On the Purchase Date for the Transaction, the Purchased Securities shall be transferred to Buyer or its agent against the transfer of the Purchase Price to an account of Seller.

(b)   Upon agreeing to enter into a Transaction hereunder, Buyer or Seller (or both), as shall be agreed, shall promptly deliver to the other party a written confirmation of each Transaction (a “Confirmation”). The Confirmation shall describe the Purchased Securities (including CUSIP number, if any), identify Buyer and Seller and set forth (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, and (v) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

(c)   In the case of Transactions terminable upon demand, such demand shall be made by Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the business day on which such termination will be effective. On the date specified in such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the transfer of the Repurchase Price to an account of Buyer.

4.     Margin Maintenance

(a)   If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Buyer is less than the aggregate Buyer’s Margin Amount for all such Transactions (a “Margin Deficit”), then Buyer may by notice to Seller require Seller in such Transactions, at Seller’s option, to transfer to Buyer cash or additional Securities reasonably acceptable to Buyer (“Additional Purchased Securities”), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer’s Margin Amount (decreased by the amount of any Margin Deficit as of such date arising from any Transactions in which such Buyer is acting as Seller).

(b)   If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions in which a particular party hereto is acting as Seller exceeds the aggregate Seller’s Margin Amount for all such Transactions at such time (a “Margin Excess”), then Seller may by notice to Buyer require Buyer in such Transactions, at Buyer’s option, to transfer cash or Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller’s Margin Amount (increased by the amount of any Margin Excess as of such date arising from any Transactions in which such Seller is acting as Buyer).

(c)   If any notice is given by Buyer or Seller under subparagraph (a) or (b) of this Paragraph at or before the Margin Notice Deadline on any business day, the party receiving such notice shall transfer cash or Additional Purchased Securities as provided in such subparagraph no later than the close of business in the relevant market on such day. If any such notice is given after the Margin Notice Deadline, the party receiving such notice shall transfer such cash or Securities no later than the close of business in the relevant market on the next business day following such notice.

(d)   Any cash transferred pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

(e)   Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess, as the case may be, exceeds a specified dollar amount or a specified percentage of the Repurchase Prices for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

(f)    Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, may be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this Agreement).

5.     Income Payments

Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of the Securities that is not otherwise received by Seller, to the full extent it would be so entitled if the Securities had not been sold to Buyer. Buyer shall, as the parties may agree with respect to any Transaction (or, in the absence of any such agreement, as Buyer shall reasonably determine in its discretion), on the date such Income is paid or distributed either (i) transfer to or credit to the account of Seller such Income with respect to any Purchased Securities subject to such Transaction or (ii) with respect to Income paid in cash, apply the Income payment or payments to reduce the amount, if any, to be transferred to Buyer by Seller upon termination of such Transaction. Buyer shall not be obligated to take any action pursuant to the preceding sentence (A) to the extent that such action would result in the creation of a Margin Deficit, unless prior thereto or simultaneously therewith Seller transfers to Buyer cash or Additional Purchased Securities sufficient to eliminate such Margin Deficit, or (B) if an Event of Default with respect to Seller has occurred and is then continuing at the time such Income is paid or distributed.

6.     Security Interest

Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all Income thereon and other proceeds thereof.

7.     Payment and Transfer

Unless otherwise mutually agreed, all transfers of funds hereunder shall be in immediately available funds. All Securities transferred by one party hereto to the other party (i) shall be in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as the party receiving possession may reasonably request, (ii) shall be transferred on the book-entry system of a Federal Reserve Bank, or (iii) shall be transferred by any other method mutually acceptable to Seller and Buyer.

8.     Segregation of Purchased Securities

To the extent required by applicable law, all Purchased Securities in the possession of Seller shall be segregated from other securities in its possession and shall be identified as subject to this Agreement. Segregation may be accomplished by appropriate identification on the books and records of the holder, including a financial or securities intermediary or a clearing corporation. All of Seller’s interest in the Purchased Securities shall pass to Buyer on the Purchase Date and, unless otherwise agreed by Buyer and Seller, nothing in this Agreement shall preclude Buyer from engaging in repurchase transactions with the Purchased Securities or otherwise selling, transferring, pledging or hypothecating the Purchased Securities, but no such transaction shall relieve Buyer of its obligations to transfer Purchased Securities to Seller pursuant to Paragraph 3, 4 or 11 hereof, or of Buyer’s obligation to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Paragraph 5 hereof.

Required Disclosure for Transactions in Which the Seller Retains Custody of the Purchased Securities

Seller is not permitted to substitute other securities for those subject to this Agreement and therefore must keep Buyer’s securities segregated at all times, unless in this Agreement Buyer grants Seller the right to substitute other securities. If Buyer grants the right to substitute, this means that Buyer’s securities will likely be commingled with Seller’s own securities during the trading day. Buyer is advised that, during any trading day that Buyer’s securities are commingled with Seller’s securities, they [will]* [may]** be subject to liens granted by Seller to [its clearing bank]* [third parties]** and may be used by Seller for deliveries on other securities transactions. Whenever the securities are commingled, Seller’s ability to resegregate substitute securities for Buyer will be subject to Seller’s ability to satisfy [the clearing]* [any]** lien or to obtain substitute securities.

* Language to be used under 17 C.F.R. ß403.4(e) if Seller is a government securities broker or dealer other than a financial institution.

** Language to be used under 17 C.F.R. ß403.5(d) if Seller is a financial institution.

9.   Substitution

(a)   Seller may, subject to agreement with and acceptance by Buyer, substitute other Securities for any Purchased Securities. Such substitution shall be made by transfer to Buyer of such other Securities and transfer to Seller of such Purchased Securities. After substitution, the substituted Securities shall be deemed to be Purchased Securities.

(b)   In Transactions in which Seller retains custody of Purchased Securities, the parties expressly agree that Buyer shall be deemed, for purposes of subparagraph (a) of this Paragraph, to have agreed to and accepted in this Agreement substitution by Seller of other Securities for Purchased Securities; provided, however, that such other Securities shall have a Market Value at least equal to the Market Value of the Purchased Securities for which they are substituted.

10.  Representations

Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, bylaw or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.  Events of Default

In the event that (i) Seller fails to transfer or Buyer fails to purchase Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date, (iii) Seller or Buyer fails to comply with Paragraph 4 hereof, (iv) Buyer fails, after one business day’s notice, to comply with Paragraph 5 hereof, (v) an Act of Insolvency occurs with respect to Seller or Buyer, (vi) any representation made by Seller or Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vii) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an “Event of Default”):

(a)   The nondefaulting party may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). The nondefaulting party shall (except upon the occurrence of an Act of Insolvency) give notice to the defaulting party of the exercise of such option as promptly as practicable.

(b)   In all Transactions in which the defaulting party is acting as Seller, if the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, (i) the defaulting party’s obligations in such Transactions to repurchase all Purchased Securities, at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Paragraph, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by the nondefaulting party and applied to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder, and (iii) the defaulting party shall immediately deliver to the nondefaulting party any Purchased Securities subject to such Transactions then in the defaulting party’s possession or control.

(c)   In all Transactions in which the defaulting party is acting as Buyer, upon tender by the nondefaulting party of payment of the aggregate Repurchase Prices for all such Transactions, all right, title and interest in and entitlement to all Purchased Securities subject to such Transactions shall be deemed transferred to the nondefaulting party, and the defaulting party shall deliver all such Purchased Securities to the nondefaulting party.

(d)   If the nondefaulting party exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Paragraph, the nondefaulting party, without prior notice to the defaulting party, may:

(i)    as to Transactions in which the defaulting party is acting as Seller, (A) immediately sell, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Prices and any other amounts owing by the defaulting party hereunder; and

(ii)   as to Transactions in which the defaulting party is acting as Buyer, (A) immediately purchase, in a recognized market (or otherwise in a commercially reasonable manner) at such price or prices as the nondefaulting party may reasonably deem satisfactory, securities (“Replacement Securities”) of the same class and amount as any Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing offer quotation from such a source.

Unless otherwise provided in Annex I, the parties acknowledge and agree that (1) the Securities subject to any Transaction hereunder are instruments traded in a recognized market, (2) in the absence of a generally recognized source for prices or bid or offer quotations for any Security, the nondefaulting party may establish the source therefor in its sole discretion and (3) all prices, bids and offers shall be determined together with accrued Income (except to the extent contrary to market practice with respect to the relevant Securities).

(e)   As to Transactions in which the defaulting party is acting as Buyer, the defaulting party shall be liable to the nondefaulting party for any excess of the price paid (or deemed paid) by the nondefaulting party for Replacement Securities over the Repurchase Price for the Purchased Securities replaced thereby and for any amounts payable by the defaulting party under Paragraph 5 hereof or otherwise hereunder.

(f)    For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is acting as Buyer shall not increase above the amount of such Repurchase Price for such Transaction determined as of the date of the exercise or deemed exercise by the nondefaulting party of the option referred to in subparagraph (a) of this Paragraph.

(g)   The defaulting party shall be liable to the nondefaulting party for (i) the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into replacement transactions and entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.

(h)   To the extent permitted by applicable law, the defaulting party shall be liable to the non-defaulting party for interest on any amounts owing by the defaulting party hereunder, from the date the defaulting party becomes liable for such amounts hereunder until such amounts are (i) paid in full by the defaulting party or (ii) satisfied in full by the exercise of the nondefaulting party’s rights hereunder. Interest on any sum payable by the defaulting party to the nondefaulting party under this Paragraph 11(h) shall be at a rate equal to the greater of the Pricing Rate for the relevant Transaction or the Prime Rate.

(i)    The nondefaulting party shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.

12.  Single Agreement

Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.  Notices and Other Communications

Any and all notices, statements, demands or other communications hereunder may be given by a party to the other by mail, facsimile, telegraph, messenger or otherwise to the address specified in Annex II hereto, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence.

14.  Entire Agreement; Severability

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.  Non-assignability; Termination

(a)   The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party, and any such assignment without the prior written consent of the other party shall be null and void. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be terminated by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

(b)   Subparagraph (a) of this Paragraph 15 shall not preclude a party from assigning, charging or otherwise dealing with all or any part of its interest in any sum payable to it under Paragraph 11 hereof.

16.  Governing Law

This Agreement shall be governed by the laws of the State of New York without giving effect to the conflict of law principles thereof.

17.  No Waivers, Etc.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure here-from shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Paragraph 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

18.  Use of Employee Plan Assets

(a)   If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b)   Subject to the last sentence of subparagraph (a) of this Paragraph, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c)   By entering into a Transaction pursuant to this Paragraph, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition which Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is a Seller in any outstanding Transaction involving a Plan Party.

19.  Intent

(a)   The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Securities subject to such Transaction or the term of such Transaction would render such definition inapplicable), and a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(b)   It is understood that either party’s right to liquidate Securities delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Paragraph 11 hereof is a contractual right to liquidate such Transaction as described in Sections 555 and 559 of Title 11 of the United States Code, as amended.

(c)   The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d)   It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

20.  Disclosure Relating to Certain Federal Protections

The parties acknowledge that they have been advised that:

(a)   in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has

taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b)   in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c)   in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.

Agilent Technologies World Trade, Inc.		STEERS Repo Pass-Thru Trust, 2008-1

By:	/s/ Hilliard C. Terry, III	By:	/s/ Lena Aminova
Name:	Hilliard C. Terry, III	Name:	Lena Aminova
Title:	Assistant Treasurer	Title:	Assistant Vice President
Date:	June 27, 2008	Date	June 27, 2008

ANNEX I

Supplemental Terms and Conditions

This Annex I forms a part of the Master Repurchase Agreement (“Agreement”) dated as of March 17, 2008 between Agilent Technologies World Trade, Inc. (the “Seller”) and STEERS Repo Pass-Thru Trust, 2008-1 (the “Buyer”).  Capitalized terms used but not defined in this Annex I shall have the meanings ascribed to them in the Agreement.

The Agreement has been entered into by Seller and Buyer pursuant to a Novation Agreement dated as of March 17, 2008 among Buyer, Belmont Funding LLC (“Transferring Buyer”) and Seller relating to the Master Repurchase Agreement dated as of November 16, 2007 between Transferring Buyer, as buyer, and Seller, as seller.  The Agreement is the “New Agreement” under such Novation Agreement.

1.                                       Other Applicable Annexes.  In addition to this Annex I and Annex II, the following Annexes and any Schedules thereto shall form a part of the Agreement and shall be applicable thereunder:

None.

2.                                       Definitions.

(a)           For purposes of the Agreement and this Annex I, the following terms shall have the following meanings:

“Business Day” means a day other than (i) a Saturday or Sunday or (ii) a day on which banks in New York or the Cayman Islands are authorized or required by law or executive order to, or customarily, remain closed.

“Custody Agreement” means the Institutional Custody and Escrow Agreement dated March 17, 2008, among Buyer, Merrill Lynch Capital Services, Inc. and The Bank of New York, as amended, supplemented or modified from time to time.

“Guarantee” means that certain third amended and restated guaranty by the Guarantor, dated as of March 17, 2008 in favor of the Buyer.

“Guarantor” means Agilent Technologies, Inc.

“Income Payment Date” means, with respect to any Securities, the date on which Income is paid in respect of such Securities.

“Net Value” means at any time, in relation to the Purchased Securities, the amount which, in the reasonable opinion of the nondefaulting party, represents their fair market value, having regard to such pricing sources and methods (which may include, without limitation, available quotations for the Purchased Securities) as the nondefaulting party considers appropriate, plus all reasonable costs, commissions, fees and expenses that would be incurred in connection with the purchase of the Purchased Securities, calculated on the assumption that the aggregate thereof is the least that could reasonably be expected to be paid in order to carry out such purchase.

“Price Differential” has the meaning specified in the Confirmation.

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“Price Differential Payment Date” means each of the dates specified in the Confirmation as being a Price Differential Payment Date.

“Purchased Securities” means as of any date of determination, 15,000 of the Purchased Security, less any Purchased Security for which the Repurchase Price has been tendered to Buyer in satisfaction of Seller’s obligation to repurchase such Purchased Security on or prior thereto.

“Purchased Security” means one share of Class A Preferred Shares issued by Agilent Technologies (Cayco) Limited, an exempted company organized under the laws of the Cayman Islands, with an issue price per share of USD 100,000; provided that if any new or different Security or other consideration shall be exchanged for any Purchased Security by recapitalization, merger, consolidation, conversion or other action, or received in connection with a redemption of any Purchased Security, such new or different Security, or other consideration shall, effective upon such exchange or redemption, be deemed to become a Purchased Security, in substitution for the former Purchased Security for which such exchange is made, only to the extent the rating agencies issuing a rating with respect to the Agreement shall have confirmed in writing that such substitution will not result in a reduction or withdrawal of the rating of the Agreement.

“Repurchase Date” means any date on which the Seller is required to repurchase all or a portion of the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraph 3(c) or 11 of the Agreement or Section 9 of this Annex I.

“Repurchase Price” means as of any date of determination, USD 100,000 per Purchased Security.

(b)           Paragraph 2(k) of the Agreement is hereby deleted.

3.                                       Purchase Price Maintenance.

(a)           Provided that no Event of Default with respect to Seller has occurred and is continuing, the parties agree that in any Transaction hereunder whose term extends over an Income Payment Date for the Securities subject to such Transaction, Buyer shall (including by causing its custodian to take such actions on its behalf), on the first Business Day following the Income Payment Date, transfer to or credit to the account of Seller an amount equal to such Income payment or payments pursuant to Paragraph 5(i) of the Agreement and Buyer shall not apply the Income payment or payments to reduce the amount to be transferred to Buyer by Seller upon termination of the Transaction pursuant to Paragraph 5(ii) of the Agreement.

(b)           Notwithstanding the definition of Purchase Price in Paragraph 2 of the Agreement and as a result of paragraph 4 below, the parties agree that the Purchase Price will not be increased or decreased by the amount of any cash transferred by one party to the other pursuant to Paragraph 4 of the Agreement.

4.                                       Margin Maintenance.  Paragraph 4 of the Agreement is hereby deleted in its entirety.  Clause (A) of the third sentence of Paragraph 5 of the Agreement shall be inapplicable to any Transaction hereunder.

5.                                       No Recognized Market.  Notwithstanding anything to the contrary in the Agreement, Seller and Buyer acknowledge and agree that the Purchased Securities subject to the Transaction hereunder are not instruments traded in a recognized market and therefore the nondefaulting party may establish the value of any Purchased Securities in its sole discretion acting in a commercially reasonable manner.

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6.                                       Income Payments.  Paragraph 5 of the Agreement is hereby amended by replacing the words “on the date such Income is paid or distributed” in the fifth line thereof with the following words:  “on the date that is the first Business Day after the applicable Income Payment Date”.

7.                                       Security Interest. Paragraph 6 of the Agreement is hereby deleted and replaced with the following:

6. Security Interest.  Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of Seller’s right, title and interest in and to the Purchased Securities with respect to all Transactions hereunder, all securities accounts to which the Purchased Securities are credited including without limitation the Account (as defined in the Custody Agreement) and all security entitlements with respect thereto and all Income on and other proceeds of the foregoing (collectively the “Deemed Collateral”).

8.                                       Events of Default.

(a)           The first paragraph in Paragraph 11 of the Agreement is hereby deleted and replaced with the following:

“In the event that (i) Seller fails to transfer Purchased Securities upon the applicable Purchase Date, (ii) Seller fails to repurchase or Buyer fails to transfer Purchased Securities upon the applicable Repurchase Date (except that a failure to repurchase Purchased Securities upon the applicable Repurchase Date shall not constitute an Event of Default in the event that Buyer is a defaulting party on such Repurchase Date), (iii) Buyer fails to comply with Paragraph 5 of the Agreement, as amended, and such failure is not remedied on or before the second Business Day after such failure, (iv) Seller fails to pay Buyer the Price Differential on the related Price Differential Payment Date and such failure is not remedied on or before the fifth calendar day following the related Price Differential Payment Date or, if such fifth calendar day is not a Business Day, the immediately succeeding Business Day, (v) Seller fails to pay to Buyer any amounts, other than Price Differential, owing under the Agreement when due and such failure is not remedied on or before the fifth calendar day following the date on which such amounts are due or, if such fifth calendar day is not a Business Day, the immediately succeeding Business Day, (vi) an Act of Insolvency occurs with respect to Seller, the Guarantor or Buyer, (vii) any representation made by Seller, the Guarantor or Buyer hereunder shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, (viii) Seller, the Guarantor or Buyer shall admit in writing to the other its inability to, or its intention not to, perform any of its obligations hereunder; or (ix) Buyer or Seller breaches Paragraph 15(a) of the Agreement or paragraph 12(b) of Annex I (each an “Event of Default”):”

(b)           Paragraph 11(a) of the Agreement is hereby amended by inserting after the words “(except that,” in line 5 thereof the following words:  “upon the occurrence of an Act of Insolvency with respect to Buyer, the Repurchase Date for each Transaction hereunder shall be deemed to occur on the fifth Business Day following the deemed exercise of such option and”.

(c)           Paragraph 11(b) of the Agreement is hereby amended by inserting after the words “at the Repurchase Price therefor” the following words:  “, together with all accrued unpaid Price Differential”.

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(d)           Paragraph 11(d)(i) is hereby amended by deleting subparagraph (B) in its entirety and substituting the following words therefor:  “(B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give the defaulting party credit for such Purchased Securities in an amount equal to the Net Value therefor on such date against the aggregate unpaid Repurchase Price and any other amounts owing by the defaulting party hereunder; and”.

(e)           Paragraph 11(d)(ii) is hereby replaced with the following:

“(ii)         as to Transactions in which the defaulting party is acting as Buyer, immediately determine in a commercially reasonable manner an amount equal to the Net Value of the Purchased Securities that are not delivered by the defaulting party to the nondefaulting party as required hereunder.”

(f)            Paragraph 11(e) is hereby replaced with the following:

“Upon the occurrence of an Event of Default, (i) the Seller shall be liable to the Buyer for the excess, if any, of (1) (I) the Repurchase Price plus (II) any unpaid Price Differential over (2) (I), as applicable, (A) if the defaulting party is acting as Buyer, the amount equal to the Net Value of the Purchased Securities as determined by the Seller or (B) if the defaulting party is acting as Seller, the proceeds realized from the liquidation of the Purchased Securities or credit given for the Purchased Securities to Seller plus (II) any amounts actually received by Buyer and payable by Buyer under Paragraph 5 hereof or otherwise hereunder and not paid, and (ii) the Buyer shall be liable to the Seller for the excess, if any, of (1) (I), as applicable, (A) if the defaulting party is acting as Buyer, the amount equal to the Net Value of the Purchased Securities as determined by the Seller or (B) if the defaulting party is acting as Seller, the proceeds realized from the liquidation of the Purchased Securities or credit given for the Purchased Securities to Seller plus (II) any amounts actually received by Buyer and payable by Buyer under Paragraph 5 hereof or otherwise hereunder and not paid over (2) (I) the Repurchase Price plus (II) any unpaid Price Differential.”

(g)           Paragraph 11(g) is hereby deleted in its entirety.

(h)           The following sub-paragraph (j) is hereby inserted at the end of Paragraph 11:

“(j) If a party does not pay any amount on the date due (without regard to any applicable grace periods), including without limitation any Price Differential or any amount payable by Buyer under Paragraph 5 of the Agreement, such party will, to the extent permitted by applicable law, pay interest on that amount to the other party in the same currency as that amount, for the period from (and including) the date the amount becomes due to (but excluding) the date the amount is actually paid, by daily application of the greater of the Pricing Rate and the Prime Rate to such amount.  Notwithstanding the above, upon the declaration of an Event of Default, Paragraph (h) shall apply.”

9.                                       Payments by Seller to Buyer.

(a)           The Seller or the Guarantor (to the extent Seller fails to pay) shall pay to the Buyer on each Price Differential Payment Date an amount equal to the accrued unpaid Price Differential.

(b)           In the event of Seller’s failure to pay by 1:30 p.m. (New York time) amounts owing pursuant to subparagraph (a) above on the date such amounts are due, the Guarantor shall make such payments by 2:00 p.m. (New York time) on such date.

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10.                                 Acceleration of Repurchase Date.

(a)           Seller may, by at least one Business Day’s notice to Buyer, designate a day (a “Partial Accelerated Repurchase Date”) as the Repurchase Date for a portion of the Purchased Securities (the “Terminated Purchased Securities”).  On such Partial Accelerated Repurchase Date, Seller’s obligation to repurchase the Terminated Purchased Securities at the Repurchase Price therefor shall become immediately due and payable.  In addition to the payment of the applicable Repurchase Price on such Partial Accelerated Repurchase Date, Seller shall also pay any accrued but unpaid Price Differential relating to the Terminated Purchased Securities on such Partial Accelerated Repurchase Date.  A Partial Accelerated Repurchase Date shall not occur unless payment in cash of the relevant Repurchase Price and any such Price Differential is tendered to Buyer or the account designated by Buyer on or prior to the date specified as the Partial Accelerated Repurchase Date.

(b)           Seller may, by at least one Business Day’s notice to Buyer, designate a day (an “Accelerated Repurchase Date”) as the Repurchase Date for all of the Purchased Securities.  On such Accelerated Repurchase Date, Seller’s obligation to repurchase the Purchased Securities at the Repurchase Price therefor shall become immediately due and payable.  In addition to the payment of the applicable Repurchase Price on such Accelerated Repurchase Date, Seller shall also pay any accrued but unpaid Price Differential on such Accelerated Repurchase Date.  An Accelerated Repurchase Date shall not occur unless payment in cash of the relevant Repurchase Price and any such Price Differential is tendered to Buyer or the account designated by Buyer on or prior to the date specified as the Accelerated Repurchase Date.

(c)           Following the occurrence of a Repurchase Date and upon the tender in cash to Buyer or an account designated by Buyer of all amounts to be paid in accordance with the terms of the Agreement, Buyer agrees to deliver or cause to be delivered a MLCS Repurchase Notice (as defined in the Custody Agreement) to the custodian in accordance with the terms of the Custody Agreement.

11.                               Dividends, Distributions, etc.

(a)           In accordance with Paragraph 5 of the Agreement, Seller shall be entitled to receive an amount equal to all Income paid or distributed on or in respect of Purchased Securities that is not otherwise received by Seller, to the full extent it would be so entitled if Purchased Securities had not been sold to Buyer.  The parties expressly acknowledge and agree, for the avoidance of doubt, that such Income shall include, but is not limited to:  (i) cash and all other property, (ii) stock dividends, (iii) Securities received as a result of split ups of Purchased Securities and distributions in respect thereof, and (iv) all rights to purchase additional Securities (except to the extent that any amounts included in the foregoing clauses (i) through (iv) would be deemed to be Purchased Securities under paragraph 2 of this Annex I).

(b)           Cash Income paid or distributed on or in respect of Purchased Securities, which Seller is entitled to receive pursuant to subparagraph (a) of this paragraph, shall be treated in accordance with Paragraph 5 of the Agreement, as amended herein.  Notwithstanding Paragraph 5 of the Agreement, non-cash Income received by Buyer shall be added to the Purchased Securities on the date of distribution and shall be considered such for all purposes, subject to Buyer’s obligation to transfer Purchased Securities to Seller upon termination of the relevant Transaction in accordance with the terms of the Agreement.

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(c)           Notwithstanding paragraph 3(a) of this Annex I and subparagraphs (a) and (b) above, in the event that Seller fails to pay Buyer the Price Differential on the related Price Differential Payment Date and such failure is not remedied on or before the fifth calendar day following the related Price Differential Payment Date or, if such fifth calendar day is not a Business Day, the immediately succeeding Business Day, then Buyer may, without exercising its option to declare an Event of Default to have occurred under the Agreement, retain Income paid or distributed after such Price Differential Payment Date and apply it to the amount of any accrued but unpaid Price Differential and any interest thereon.

12.                                 Rights of Buyer in Purchased Securities.  For the avoidance of doubt, Seller waives any right to vote, or to provide any consent or to take any similar action with respect to, Purchased Securities in the event that the record date or deadline for such vote, consent or other action falls during the term of the Transaction.

13.                                 Assignability.

(a)           Paragraph 15(a) of the Agreement is hereby amended by inserting the following words after the first occurrence of the words “other party,” in the first sentence thereof:  “such prior written consent not to be unreasonably withheld,” and by inserting the following words at the end of the first sentence thereof: “, provided that the transfer of any rights or obligations of a party under the Agreement and any Transaction to Merrill Lynch Capital Services, Inc. or any of its affiliates does not require the prior consent of the other party and, provided, further, if such transfer results in Seller or Guarantor being obligated to withhold amounts in respect of U.S. withholding tax from any payment to any third-party transferee of Buyer (after taking into account any tax forms or certifications provided to Seller or Guarantor by such transferee), then Seller shall have no obligation to gross-up or otherwise compensate such third-party transferee in respect of such U.S. withholding tax.”  Seller acknowledges and agrees that the sale, pledge or other transfer of securities or certificates issued by Buyer (such securities or certificates, “Trust Securities”) shall not require Seller’s consent provided that such sale, pledge or other transfer of the Trust Securities does not cause the Buyer to no longer be considered a US person for U.S. federal income tax purposes.

(b)           Buyer agrees that, subject to Paragraph 15(a) of the Agreement as amended herein, any transfer of its rights and obligations under the Agreement shall be effected by novation pursuant to and in accordance with the terms of the Custody Agreement and a form of Novation Agreement substantially in the form of Schedule A hereto, which contemplate the transfer of all or a portion of Buyer’s rights and interest in the Guaranty, the Agreement and a corresponding number of Purchased Securities.  Any transfer in violation of this subparagraph (b) shall be null and void.

14.                                 Covered Transaction.  Each party acknowledges and agrees that the Confirmation executed as of March 17, 2008 (Reference:  “Project Arrow Repurchase Transaction”) (the “Transaction”) shall be the only transaction governed by the Agreement (it being understood that, in the event such Confirmation shall be amended (in any respect), such amendment shall not constitute (for purposes of this section) a separate transaction or a separate Confirmation).  The Seller and the Buyer shall not enter into any additional Confirmations or Transactions hereunder.  The parties hereby expressly agree that any TBMA Master Agreement entered into between them after the date hereof shall not supersede the Agreement or the Transaction hereunder.

15.                                 Limited Recourse.  Except as expressly set forth herein, the obligations of Buyer under the Agreement and the Transaction are solely the corporate obligations of Buyer.  Except as

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expressly set forth herein, no recourse shall be had for the payment of any amount owing by Buyer under the Agreement or for the payment by Buyer of any fee or any other obligation or claim of or against Buyer arising out of or based upon the Agreement, against any trustee, employee, officer, director, incorporator or the manager or other affiliate of Buyer.  Seller hereby agrees that Buyer shall be liable for any claims that it or any party may have against Buyer only to the extent funds are available to pay such claims after redemption in full of all trust units issued by Buyer.  The provisions of this paragraph shall survive the termination of the Agreement.

16.                                 Non-Petition.  Seller hereby agrees that it shall not, prior to the date which is two years and one day (or if longer, the applicable preference period then in effect) after the redemption in full of all trust units issued by Buyer, acquiesce, petition or otherwise, directly or indirectly, invoke or cause Buyer to invoke the process of any governmental authority for the purpose of commencing or sustaining against Buyer any bankruptcy, reorganization, arrangement, examination, insolvency or liquidation proceedings, or other similar proceedings under the laws of any jurisdiction or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Buyer or any substantial part of its property or ordering the winding up or liquidation of the affairs of Buyer.  The provisions of this paragraph shall survive the termination of the Agreement.

17.                                 Other Documents.

Each party shall deliver to the other, upon request, as applicable, Internal Revenue Forms W-9, financial information, evidence of capacity, authority, incumbency and specimen signatures that are required by law or are reasonably requested.  In addition, each of Seller and Buyer shall deliver an opinion of counsel in substantially the form of Schedule B hereto.

18.                                 Submission to Jurisdiction and Waivers.

(a)           Each party irrevocably and unconditionally (i) submits to the exclusive jurisdiction of any United States Federal or New York State court sitting in the Borough of Manhattan and any appellate court from any such court solely for the purpose of any suit, action or proceeding brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction under the Agreement, and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(b)           To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment, or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under the Agreement or relating in any way to the Agreement or any Transaction hereunder.

19.                                 Waiver of Right to Trial by Jury.  Each party irrevocably waives any and all right to trial by jury with respect to any proceeding arising out of or relating to the Agreement or any Transaction hereunder.

20.                                 Consent to Recording.  Each party:  (a) consents to the recording of the telephone conversations of trading and marketing personnel of the parties in connection with the Agreement, any

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Transaction, or any potential Transaction; and (b) agrees to obtain any necessary consent of, and give notice of such recording to, such personnel.

21.                                 Business Day.  If any payment shall be required by the terms of the Agreement to be made on a day that is not a Business Day, such payment shall be made on the immediately succeeding Business Day and no further Price Differential (with respect to a payment of Price Differential) or interest (with respect to any other payment due hereunder) shall accumulate or accrue after the day on which payment was required.

22.                                 Amendments.  Paragraph 17 of the Agreement shall be amended by inserting the following words following the end of the second sentence thereof:  “and each rating agency then issuing a rating with respect to the Agreement or, at the request of Buyer, with respect to the trust units issued by Buyer shall have confirmed in writing that such modification, waiver or departure will not result in a reduction or withdrawal of the rating of the Agreement or trust units, as applicable.”

23.                                 Counterparts.  The Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in any number of counterparts, each of which counterparts shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

24.                                 Tax Matters.  (a)  Seller and Buyer understand and intend that the Transaction provided for in the Agreement will be treated as a loan secured by the Purchased Securities for U.S. federal income tax and state and local income and franchise tax purposes only and will file any tax returns, tax reports and other tax filings in a manner consistent with such understanding and intent and will not take any tax position inconsistent therewith.

(b)           As a condition of executing the Agreement, Buyer will deliver or cause to be delivered to Seller on or before the date it becomes a party to the Agreement the following “Withholding Tax Form”:  a correct, complete and duly executed Internal Revenue Service Form W-9  showing the information required to be provided under either Treas. Reg. sections 1.671-4(b)(2)(i)(A) and 1.671-4(e) or Treas. Reg. section 1.671-4(b)(3) as the case may be.  Within 20 days of the earlier of the date on which Buyer has knowledge of, and the date on which Seller requests such form after the occurrence of, obsolescence or invalidity of any Withholding Tax Form previously delivered by Buyer, Buyer will deliver to Seller a correct, complete and duly executed Withholding Tax Form.

(c)           Buyer warrants and represents that it is Delaware statutory trust and that for U.S. federal income tax purposes it is treated as a domestic grantor trust all the beneficial interests of which are owned on the date hereof by a domestic corporation.  During the term of the Agreement, Buyer will promptly (but in no event later than five Business Days after such change) notify Seller of any change in its entity classification for U.S. federal income tax purposes and, in such event and if required by the second sentence of subsection (b) of this section, the appropriate Withholding Tax Form will be provided to Seller within the time period required by such second sentence.

25.                                 Accounts for Payment.Payments shall be made to the following accounts.

To Buyer:
Name of Bank:	The Bank of New York
Account No:	[OMITTED]

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Fed ABA No:	021 000 018
Account Name:	STEERS Repo Pass-Thru Trust, 2008-1 - Payment Account.
Reference:	Agilent Repo

To Seller:
Name of Bank:	Citibank N.A.
Account No:	[OMITTED]
Fed ABA No:	#021-0000-89
Beneficiary:	Agilent Technologies World Trade, Inc.

26.                                 Trustee.  It is expressly understood and agreed by the parties hereto that (a) this Annex and the Agreement are executed and delivered by The Bank of New York, not individually or personally but solely as trustee of the Buyer in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Buyer is made and intended not as personal representations, undertakings and agreements by The Bank of New York but is made and intended for the purpose of binding only the Buyer, (c) nothing contained in this Annex or in the Agreement shall be construed as creating any liability on The Bank of New York, individually or personally, to perform any covenant or obligation either expressed or implied contained herein or therein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall The Bank of New York be personally liable for the payment of any indebtedness or expenses of the Buyer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Buyer under this Annex or the Agreement or any other related documents.

[Signatures follow on separate page]

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Agilent Technologies World Trade, Inc.		STEERS Repo Pass-Thru Trust, 2008-1
By: The Bank of New York, not in its individual capacity but solely as Trustee

By:	/s/ Hilliard C. Terry, III	By:	/s/ Lena Aminova

Name: Hilliard C. Terry, III		Name: Lena Aminova
Title: Assistant Treasurer		Title: Assistant Vice President

ANNEX II

Names and Addresses for Communications Between Parties

TO THE SELLER:

Agilent Technologies World Trade, Inc.

Attention:  Hilliard Terry

5301 Stevens Creek Blvd.

Santa Clara, California 95051

TO THE BUYER:

STEERS Repo Pass-Thru Trust, 2008-1

c/o: The Bank of New York

101 Barclay Street 4E

New York, New York 10286

Attention:  Corporate Trust - Global Finance Americas

Telecopier: (212) 815-5390

SCHEDULE A

Form of Novation Agreement

SCHEDULE B

Opinion Letter of Counsel